SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 8, 2002

                             GRUBB & ELLIS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE              1-8122            94-1424307
       (STATE OR OTHER        (COMMISSION         (IRS EMPLOYER
        JURISDICTION OF       FILE NUMBER)      IDENTIFICATION NO.)
          FORMATION)



            2215 SANDERS ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (847)-753-7500


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  On March 8, 2002 Grubb & Ellis Company (the "Company") completed the restructuring of its amended and restated term loan and revolving credit facility dated as of December 31, 2000 by and among the Company, various financial institutions and Bank of America, N.A., as agent and lender (the "Credit Facility"). The restructuring was effected in accordance with the terms and conditions of that certain third amendment to the Credit Facility dated March 7, 2002 ("Third Amendment").

                  As the Company had previously disclosed, the Company had failed to satisfy certain financial covenants with respect to the Credit Facility. Although the Company had received a waiver with respect to these covenant defaults from Bank of America, N.A. ("Bank of America") and the various financial institutions that are parties to the Credit Facility (collectively, the "Banks"), the waiver expired on February 28, 2002. Upon entering into the Third Amendment, the Company was in compliance with its covenants under the Credit Facility. Under the terms of the Third Amendment, among other things, (i) $5,000,000 of principal amortization that was previously due in calendar year 2002 has been deferred, (ii) certain financial covenants relating to adjusted earnings before interest, taxes, depreciation and amortization have been revised to more accurately reflect the Company's cash flows and operations, and (iii) the Banks commitment under the revolving loan portion of the Credit Facility has been reduced from $15,000,000 to $6,000,000 (and will be further reduced by an additional $1,000,000 in June, 2002 to 5,000,000). In addition, pursuant to the Third Amendment, Warburg, Pincus Investors, L.P. ("Warburg Pincus"), became an additional, junior lender under the Credit Facility. Consequently, upon the execution and delivery of the Third Amendment, the Company received aggregate gross proceeds of $11 million, $6,000,000 from the Banks, and an additional $5,000,000 from Warburg Pincus, pursuant to a convertible secured promissory note issued by Warburg (the "$5,000,000 Subordinated Note").

                  Simultaneously with the entering into of the Third Amendment, the Company, Bank of America and Warburg Pincus also entered into an option purchase agreement dated as of March 7, 2002 (the "Option Agreement"). The entering into of the Option Agreement by the Company was approved by a special committee of disinterested members of the Company's Board of Directors (the "Special Committee"). Pursuant to the Option Agreement, the Company obtained the right, which right is assignable to the Banks, to cause Warburg Pincus to deliver to the Company an additional $6,000,000 on June 3, 2002 upon substantially the same terms and conditions as the $5,000,000 Subordinated Note. Any such additional $6,000,000 loan is to be evidenced by a separate, convertible secured promissory note (the "$6,000,000 Subordinated Note"), and will retire the $6,000,000 advanced by the Banks on March 8, 2002. The right of the Company, or the Banks, as the case may be, to cause Warburg Pincus to execute and deliver the $6,000,000 Subordinated Note is absolute, unconditional and irrevocable. All sums evidenced by the

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                  $5,000,000  Subordinated Note and the $6,000,000  Subordinated
                  Note (collectively, the "Subordinated Notes") are subordinate to all other indebtedness under the Credit Facility in accordance with the terms of the Third Amendment and the
                  Option   Agreement.   The   Subordinated   Notes  are   demand
                  obligations that bear interest at the rate of 15% per annum, compounded quarterly, although no payments of interest or principal may be made pursuant to the Subordinated Notes until such time as the Credit Facility has been terminated, other than in connection with the Company's "Refinancing Right" as described in the immediately following paragraph. The Credit Facility is currently due to terminate on December 31, 2005. In addition, all principal and interest and reasonable costs evidenced by the Subordinated Notes are subject to conversion (the "Conversion Amount"), generally at the option of the holder, into 11,000 shares of the Company's newly created Series A Preferred Stock having a stated value of $1,000 per share (plus such additional shares as required representing the amount of interest and reasonable costs converted into Series A Preferred Stock). Each of the shares of the Company's Series A Preferred Stock accrue interest at 15% per annum, compounded quarterly, are not convertible into any other securities of the Company or subject to redemption under any circumstances whatsoever, and vote with the Common Stock on all matters as if each share of Series A Preferred Stock was the equivalent of 1887 shares of Common Stock, subject to adjustment. The Series A Preferred Stock has a preference upon
                  liquidation,   dissolution   and  certain  change  of  control
                  transactions  equal  to the  greater  of  two  (2)  times  the
                  Conversion   Amount,   or  the   equivalent   of  50%  of  the
                  consideration to be paid to all equity holders of the Company on a fully diluted basis as if the liquidation, dissolution or change in control transaction had occurred on March 7, 2002, subject to adjustment. The holders of the Series A Preferred Stock also have veto rights over certain corporate actions of the Company, including but not limited to the payment of dividends, issuance of capital stock, and change in control transactions. The rights and obligations of Warburg Pincus under the Third Amendment, the Subordinated Notes and the Option Agreement are assignable and transferable subject to the consent of Bank of America, which consent shall not be unreasonably withheld.

                  Pursuant to the Option Agreement, the Company also received the right (the "Refinancing Right") to replace the financing arrangements contemplated by the Option Agreement. Specifically, upon the receipt of at least approximately $15,000,000 from the sale of equity or subordinated debt securities, and the tendering to Warburg Pincus, or its assigns, on or before April 30, 2002 of (i) the entire principal amount of the $5,000,000 Subordinated Note, plus accrued interest thereon and reasonable costs with respect thereto, and (ii) the sum of $4,158,431, to re-purchase 1,337,358 shares of common stock held by Warburg Pincus and/or its assigns, as the Option Agreement, and all of the debt and equity securities issued and issuable thereunder, will automatically be terminated; PROVIDED FURTHER, HOWEVER, that in the event the Company receives on or before April 30, 2002 a non-binding letter of intent, term sheet or similar documentation that sets forth the terms of a transaction which the Company, in good faith, reasonably believes will provide the Company with the requisite funds to effect the Refinancing Right, then the Company


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

                  will have until May 14, 2002 to effect the Refinancing Right. The Company is presently exploring its alternatives with respect to the Refinancing Right, although there are no assurances that the Company will be able to exercise the Refinancing Right. Any exercise by the Company of the Refinancing Right will be subject to the review and approval of the Special Committee.

                  In connection with the execution of the Option Agreement, the terms of that certain Voting Trust Agreement dated as of December 30, 1997, by and between Warburg Pincus and the Company was terminated in accordance with its terms.

                  On March 8, 2002, the Company withdrew its registration statement on Form S-3 that it had filed with the Staff of the Securities and Exchange Commission on January 29, 2002, in connection with its proposed rights offering for shares of its common stock for up to $11 million.

                  The foregoing is a summary of the terms of each of the Third Amendment, the Option Agreement and the Subordinated Notes, and does not purport to be complete discussion of any of these documents. Accordingly, the foregoing is qualified in its entirety by reference to the full text of each of the foregoing documents, all of which are annexed to this Current Report in Form 8-K as Exhibits.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  The following are filed as Exhibits to this Current Report on Form 8-K:

                    1.   Third  Amendment  dated  as of  March  7,  2002  to the
                         Amended and Restated Credit Agreement dated as of December 31, 2000 by and among Grubb & Ellis Company, various financial institutions, and Bank of America, N.A., as Administrative Agent.

                    2. Form of Subordination Agreement executed by Warburg, Pincus Investors, L.P. in favor of Bank of America, N.A., as Agent, and the Lenders, which is an Exhibit to the Option Purchase Agreement (Exhibit 3 to this Form 8-K).

                    3. Option Purchase Agreement dated as of March 7, 2002 by and among Grubb & Ellis Company, Warburg, Pincus Investors, L.P. and Bank of America, N.A., as Administrative Agent.

                    4. Certified Copy of Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Grubb & Ellis Company as filed with the Secretary of State of the State of Delaware on March 8, 2002.

                    5. Copy of $5,000,000 Convertible Promissory Note and Security Agreement dated as of May 7, 2002, issued by Grubb & Ellis Company to Warburg, Pincus Investors, L.P.

                    6. Form of $6,000,000 Convertible Promissory Note and Security Agreement of Grubb & Ellis Company which is an Exhibit to the Option Purchase Agreement (Exhibit 3 to this Form 8-K), to be payable to the order of Warburg, Pincus Investors, L.P.

                    7. Press Release issued by Grubb & Ellis Company dated March 8, 2002.



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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                    GRUBB & ELLIS COMPANY



                                    By:      /s/ Barry M. Barovick
                                             -----------------------------------
                                             Barry M. Barovick,
                                             Chief Executive Officer and
                                             President


                                             /s/ Ian Y. Bress
                                             -----------------------------------
                                             Ian Y. Bress
                                             Chief Financial Officer


Dated: March 12, 2002